PRESS RELEASE

UNITED COMMUNITY BANCORP
ANNOUNCES ANNUAL MEETING DATE

Lawrenceburg, Indiana – November 9, 2012 – United Community Bancorp (Nasdaq: “UCBA”) announced today that the United Community Bancorp Annual Meeting of Stockholders will be held at 12:00 p.m., local time, on Friday, December 21, 2012 at the Lawrenceburg Fire Department, Meeting Room, 300 W. Tate Street, Lawrenceburg, Indiana.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana.  The Bank currently operates eight offices in Dearborn County and Ripley County, Indiana.

Contact:                United Community Bancorp
William F. Ritzmann, President and Chief Executive Officer
(812) 537-4822